UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
 __________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2015

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MASIMO CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	001-33642	33-0368882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Discovery Irvine, California	92618
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 297-7000
Not Applicable
(Former name or former address, if changed since last report)
 _______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the Certificate of Incorporation (the “Certificate of Incorporation”) of Masimo Corporation (the “Company”), the members of the Company’s board of directors (the “Board”) are elected to serve staggered terms and are divided into three classes, with the term of office of one class of Board members expiring at each annual meeting of the stockholders. Following the previously disclosed resignation of Mr. Edward Cahill as a Class II director in August 2014, the Board consisted of two Class I directors, one Class II director and three Class III directors.
In order to ensure that the Board consists of three classes divided as evenly as possible, Joe Kiani, Masimo’s Chief Executive Officer, Chairman of the Board and a Class III member of the Board, resigned as a Class III director at a meeting of the Board held on April 17, 2015. Immediately upon Mr. Kiani’s resignation from the Board, the Board reappointed Mr. Kiani as Chairman of the Board and a Class II director, to serve until Masimo’s 2015 Annual Meeting of Stockholders or until his successor is duly elected and qualified. Mr. Kiani’s resignation and reappointment were effected solely to reclassify the Board in order to have three classes divided as evenly as possible. For all other purposes, Mr. Kiani’s service on the Board is deemed to have continued uninterrupted without any break in service since the date he first joined the Board.
Mr. Kiani does not currently serve on any committees of the Board. There is no arrangement or understanding between Mr. Kiani and any other person pursuant to which Mr. Kiani was appointed to serve as a Class II director.
Since December 28, 2013, there have been no transactions or series of transactions in which Masimo is a participant in which the amount involved in the transaction or series of transactions exceeds $120,000, and in which Mr. Kiani has a direct or indirect material interest, except as follows: (i) Mr. Kiani is entitled to certain benefits pursuant to his employment agreement with Masimo, (ii) Masimo has entered into an indemnity agreement with Mr. Kiani, pursuant to which Masimo has agreed to indemnify Mr. Kiani in certain circumstances in connection with his position as Masimo’s Chief Executive Officer and a member of the Board, and (iii) Masimo’s cross-licensing and other agreements with Cercacor Laboratories, Inc. (“Cercacor”). Mr. Kiani is the Chairman, Chief Executive Officer and a stockholder of Cercacor.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION a Delaware corporation

Date: April 21, 2015	By:	/s/ MARK P. DE RAAD
Mark P. de Raad
Executive Vice President & Chief Financial Officer
(Principal Financial and Accounting Officer)